AllianceBernstein Global Strategic Income Trust


Exhibit 77C
Matters submitted to a vote of security holders
====================================
RESULTS OF SHAREHOLDERS MEETING
(unaudited)

A Special Meeting of AllianceBernstein Global Strategic Income Trust (the "Fund") was held on November 15, 2005 and adjourned until December 6, 2005 and December 19, 2005. At the November 15, 2005 Meeting, with respect to the first item of business, the election of Directors, and the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, the required number of outstanding shares were voted in favor of each proposal, and each proposal was approved. At the December 6, 2005 Meeting, the fourth item of business, the reclassification of the Fund's fundamental investment objective as non-fundamental with changes to the Fund's investment objective, the required number of outstanding shares voted in favor of the proposal, and the proposal was approved. At the December 19, 2005 Meeting, with respect to the second item of business, the approval to amend and restate the Charter of the Fund, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. A description of each proposal and number of shares voted at the Meetings are as follows (the proposal numbers shown below correspond to the proposal numbers in the Fund's proxy statement):

                                    Voted          Withheld
                                    For            Authority
1. The election of the Directors,
   each such Director to serve a
   term of an indefinite duration
   and until his or her successor
   is duly elected and qualifies.
Ruth Block                          6,968,742      171,405
David H. Dievler                    6,971,783      168,364
John H. Dobkin                      6,970,977      169,170
Michael J. Downey                   6,959,708      180,439
William H. Foulk, Jr.               6,971,783      168,364
D. James Guzy                       6,955,177      184,970
Marc O. Mayer                       6,965,883      174,264
Marshall C. Turner, Jr.             6,953,808      186,339

                                Voted        Voted                 Broker
                                For          Against    Abstained  Non-Votes

2. The amendment and restatement
   of the Fund's charter, which
   repealed in its entirety all
   currently existing charter
   provisions and substituted
   in lieu thereof new
   provisions set forth in the
   Form of Articles of Amendment
   and Restatement attached to
   the Fund's Proxy Statement
   as Appendix D.               5,952,741    132,310    312,306            0

3. The amendment, elimination,
   or reclassification as
   non-fundamental of the
   fundamental investment
   restrictions regarding:
3.B. Issuing Senior Securities
     and Borrowing Money        4,810,826    182,704    146,765    1,999,853
3.D. Concentration of
     Investments                4,813,379    254,313     72,602    1,999,853
3.E. Real Estate and Companies
     that Deal in Real Estate   4,813,177    254,516     72,602    1,999,853
3.F. Commodity Contracts and
     Futures Contracts          4,802,632    265,061     72,602    1,999,853
3.G. Loans                      4,809,182    256,855     74,256    1,999,853
3.H. Joint Securities Trading
     Accounts                   4,813,177    252,860     74,258    1,999,853
3.I. Exercising Control         4,803,186    264,049     73,058    1,999,853
3.K. Oil, Gas and Other Types
     of Minerals or Mineral
     Leases                     4,803,355    263,881     73,058    1,999,853
3.L. Purchases of Securities
     on Margin                  4,796,719    265,620     77,956    1,999,853
3.M. Short Sales                4,799,808    265,838     74,648    1,999,853
3.N. Pledging, Hypothecating,
     Mortgaging, or Otherwise
     Encumbering Assets         4,800,195    265,451     74,648    1,999,853

4.a Approval of the
    reclassification of the
    Fund's fundamental investment
    objective as non-fundamental
    with changes to the Fund's
    investment objective.       5,263,685    203,776    320,344    1,735,361


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